UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

      August 13, 2014

UNITED CANNABIS CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

000-54582	Suite 200-883 9249 South Broadway Highlands Ranch, CO 80129	26-1391338
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(303) 904-9296
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2014, United Cannabis Corporation (the “Company”) entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC ("Typenex"), for the sale of a 10% convertible note in the principal amount of $1,657,500 (which includes Typenex legal expenses in the amount of $7,500 and a $150,000 original issue discount) (the “Note”) for $1,500,000, consisting of $250,000 paid in cash at closing and five secured promissory notes, aggregating $1,250,000, bearing interest at the rate of 8% per annum, each note maturing in twenty-five months from August 13, 2014 (the “Investor Notes”). The Investor Notes may be prepaid, without penalty, all or portion of the outstanding balance along with accrued but unpaid interest at any time prior to maturity. We have no obligation to pay Typenex any amounts on the unfunded portion of the Note.

The Note bears interest at the rate of 10% per annum. All interest and principal must be repaid on September 13, 2016.  The Note is convertible into common stock, at Typenex’s option, at the lesser of (i) $3.00, and (ii) 70% (the “Conversion Factor”) of the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding the applicable Conversion, provided that if at any time the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding any date of measurement is below $1.00, then in such event the then-current Conversion Factor shall be reduced to 65% for all future Conversions, subject to other reductions set forth in the Note, a copy of which is filed as an exhibit hereto.  In the event the Company elects to prepay all or any portion of the Note, the Company is required to pay to Typenex an amount in cash equal to 125% multiplied by the sum of all principal, interest and any other amounts owing.  The Note is secured by all of the assets of the Company and includes customary event of default provisions.

Typenex has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the required timeframes.

Additionally, the Company granted Typenex six warrants, corresponding to the delivery of six tranches of cash funds, to purchase shares of the Company’s common stock, no par value (the “Common Stock”).  The first warrant will entitle the holder to purchase a number of shares equal to $141,250 divided by the closing price on the date the warrants are issued, as such number may be adjusted from time to time pursuant to the terms of the Note, and the remaining warrants will entitle the holder to purchase a number of shares equal to $137,500 divided by the closing price on the date the warrants are issued, as adjusted.  The warrants are exercisable for three years at $3.00 per share subject to certain anti-dilution provisions set forth in the warrants, a copy of which is attached as an exhibit hereto.  Each warrant is not exercisable until each corresponding tranche is funded.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Typenex is an accredited investor. Typenex took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete, and are qualified in their entirety by reference to each such document, filed as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

ITEM 2.03

CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

4.1

Secured Convertible Promissory Note dated August 13, 2014, issued to Typenex Co-Investment, LLC

4.2

Warrant #1 to Purchase Shares of Common Stock dated August 13, 2014, issued to Typenex Co-Investment, LLC

10.1

Securities Purchase Agreement, dated as of August 13, 2014, by and between Typenex Co-Investment, LLC and United Cannabis Corporation.

10.2

Security Agreement, dated as of August 13, 2014, by and between Typenex Co-Investment, LLC and United Cannabis Corporation.

10.3

Investor Note #1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CANNABIS CORPORATION

Date:  August 19, 2014

By: /s/ Chad Ruby

Chad Ruby

Chief Operating Officer